UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (date of earliest event reported): February 25, 2025
BOXLIGHT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-37564	36-4794936
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2750 Premiere Parkway, Ste. 900
Duluth, Georgia 30097
(Address Of Principal Executive Offices) (Zip Code)
678-367-0809
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former name or formed address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.0001 per share	BOXL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.
As previously reported, on February 28, 2024, Boxlight Corporation, a Nevada corporation (the “Company”), received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market (“Nasdaq”), notifying the Company that, based upon the closing bid price of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), for the previous 30 consecutive business days, the Company no longer met the requirements of Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until August 26, 2024, to regain compliance with the Bid Price Rule. As previously reported, on August 27, 2024, Nasdaq advised the Company in writing that, while the Company had not regained compliance with the Bid Price Rule, the Company had been granted an additional 180 calendar day extension, or until February 24, 2025 (the “Second Deadline”), to regain compliance with the Bid Price Rule.

As previously reported, the Company effected a reverse stock split of the Company’s authorized, issued and outstanding shares of Class A Common Stock, at a ratio of 1-for-5 (the “Reverse Stock Split”). The Reverse Stock Split became effective as of 5:01 p.m., Eastern Time, on February 14, 2025, with the Class A Common Stock trading on Nasdaq on a reverse split-adjusted basis under the Company’s existing trading symbol “BOXL” at the market open on February 18, 2025. The Company effectuated the Reverse Stock Split to raise the per share bid price of the Company’s Class A Common Stock above $1.00 per share in an effort to regain compliance with the Bid Price Rule. The Company was eligible to regain compliance with the Bid Price Rule if its Class A Common Stock traded at or above $1.00 for a minimum of 10 consecutive trading days on or before the Second Deadline.

On February 25, 2025, the Staff of Nasdaq notified the Company in writing that it had not regained compliance with Nasdaq Listing Rule 5550(a)(2) by the Second Deadline, and that trading in the Company’s Class A Common Stock would be suspended at the opening of business on March 4, 2025, and a Form 25-NSE would be filed with the Securities and Exchange Commission (the “SEC”) to remove the Company’s securities from listing and registration on Nasdaq. However, as of close of market on March 3, 2025, the Company’s Class A Common Stock had traded above $1.00 for 10 consecutive trading days, and, as a result, Nasdaq notified the Company in writing that the Staff had determined that the Company had regained compliance with the Bid Price Rule, and that suspension of trading in, and delisting of, the Company’s stock had been cancelled. Accordingly, the Company is now in compliance with the Bid Price Rule, and expects to continue trading on Nasdaq under the Company’s existing trading symbol “BOXL” at the market open on March 4, 2025.

While the Company has regained compliance with the Bid Price Rule, there can be no assurance that the Company will maintain compliance with the Bid Price Rule, or the other continued listing requirements of Nasdaq, in the future.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements may include, but are not limited to, statements related to the Company’s ability to maintain compliance with Nasdaq’s Bid Price Rule, and whether the Company will be successful in maintaining the listing of its Class A Common Stock on Nasdaq, as well as statements, other than historical facts, that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believes,” “hopes,” “may,” “anticipates,” “should,” “intends,” “plans,” “will,” “expects,” “estimates,” “projects,” “positioned,” “strategy” and similar expressions and are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements in this Current Report on Form 8-K are made as of the date of this Current Report on Form 8-K, and the Company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of the Company’s control. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the sections titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K.
Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOXLIGHT CORPORATION

Dated:	March 3, 2025
By: /s/ Greg Wiggins
Name: Greg Wiggins
Title: Chief Financial Officer